SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2009

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2009, Intelsat Subsidiary Holding Company, Ltd. (“Intelsat Sub Holdco”), a wholly-owned subsidiary of Intelsat, Ltd., entered into a purchase agreement (the “Purchase Agreement”) with ProtoStar I Ltd. (the “Seller”) to acquire substantially all of the Seller’s assets (the “Acquisition”), including the Seller’s rights in, title to and interest in the ProtoStar I Satellite (the “Satellite”), any associated equipment and software for the telemetry, tracking, command and monitoring (“TTC&M) of the Satellite and a related in-orbit operations and TTC&M agreement and back-up in-orbit operations agreement (collectively, the “Purchased Assets”). The aggregate purchase price for the Purchased Assets is US$210.0 million, payable in cash.

The Seller is a debtor-in-possession, which filed voluntary petitions for relief under chapter 11 of the under the U.S. Bankruptcy Code on July 29, 2009 in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On October 29, 2009, Intelsat Sub Holdco was selected as the successful bidder for the Purchased Assets in a public auction ordered by the Bankruptcy Court.

The Purchase Agreement contains certain customary representations and warranties of the Seller and Intelsat Sub Holdco. In addition, the Seller agreed to certain covenants to provide Intelsat Sub Holdco with information related to the Purchased Assets and to use commercially reasonable efforts to facilitate discussions between Intelsat Sub Holdco and the counterparties to the operations and TTC&M agreements to be acquired. The Seller and Intelsat Sub Holdco have also agreed to take commercially reasonable steps to satisfy all governmental filing requirements and obtain all applicable regulatory approvals.

The Acquisition is subject to satisfaction or waiver of certain closing conditions, including entry of a Sale Order by the Bankruptcy Court, receipt of regulatory approvals and other customary closing conditions. The Purchase Agreement may be terminated under certain circumstances, including by either party if any of the closing conditions have not been satisfied or waived as of January 31, 2010.

Upon completion of the Acquisition, the Satellite will be re-named Intelsat 25 and will join Intelsat, Ltd.’s global fleet serving in the Atlantic Ocean region.

On October 30, 2009, Intelsat, Ltd. issued a press release related to these matters entitled “Intelsat Named as Successful Bidder for ProtoStar 1 Satellite; Will Join Intelsat Fleet in Atlantic Ocean Region,” a copy of which is furnished as exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 30, 2009.*

* This exhibit is furnished and is not filed for purposes of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2009

INTELSAT, LTD.

By:	/S/ MICHAEL MCDONNELL
Name:	Michael McDonnell
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 30, 2009.*

* This exhibit is furnished and is not filed for purposes of the Securities Exchange Act of 1934.